Exhibit 99.1

Media Contact

avitucci@uti.edu

480.710.6843

For Immediate Release

Universal Technical Institute, Inc. to Acquire Concorde Career Colleges, Inc., a Leading Provider of Healthcare Education Programs

Expands Universal Technical Institute, Inc.’s career-focused education brand portfolio into certificate, credential, and degree-granting healthcare programs.

•	Concorde offers over 20 programs across the Allied Health, Dental, Nursing, Patient Care, and Diagnostic fields.

•	Concorde ended 2021 with approximately 7,400 students and delivered approximately $180 million in revenue and $13 million in adjusted EBITDA for the year.

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Aligned with Universal Technical Institute’s growth and diversification strategy, which is focused on offering a broader array of high-quality, in-demand workforce solutions which both prepare students for a variety of careers in fast-growing fields and help close the country’s skills gap by leveraging key industry partnerships.

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Including the acquisition, Universal Technical Institute’s revised longer term strategic roadmap now estimates fiscal 2025 revenue of more than $700 million and adjusted EBITDA margin of approximately 20%.

PHOENIX, May 3, 2022 /PRNewswire/ — Universal Technical Institute, Inc. (NYSE: UTI), a leading provider of transportation and technical training programs, has entered into a definitive agreement to acquire Concorde Career Colleges, Inc. from Liberty Partners LLC. Terms of the transaction have been disclosed in Universal Technical Institute’s Form 8-K and completion of the acquisition will occur pending customary closing conditions and regulatory approvals. The boards of directors of both companies have unanimously approved the agreement.

Concorde Career Colleges is a leading provider of healthcare education programs focused on preparing students for successful professions in the healthcare sector, which is expected to add about 2.6 million new jobs over the next decade due to attrition in the workforce along with an aging population that is expected to drive increased demand for healthcare services.1 The company offers diploma and degree programs across nursing, dental hygiene, and other direct patient care fields including physical therapy assistant and respiratory therapy, as well as allied health including medical and dental assisting and healthcare administration.

[1]	Source: U.S. Bureau of Labor Statistics, https://www.bls.gov/ooh/healthcare/home.htm, viewed May 2, 2022.

Concorde was founded in 1968 and currently serves approximately 7,400 students through its 17 campuses in 8 states. Concorde’s revenue and adjusted EBITDA for calendar 2021 were approximately $180 million and $13 million, respectively. The schools operated by Concorde Career Colleges are accredited by either the Accrediting Commission of Career Schools and Colleges (ACCSC) or the Council on Occupational Education (COE).

“The acquisition of Concorde Career Colleges will be a significant next step in our previously announced growth and diversification strategy,” said Universal Technical Institute CEO Jerome Grant. “We take the responsibility of becoming one of this country’s leading workforce solutions providers seriously, and entering the healthcare space allows us to help even more students and support employers as they seek to solve some of their toughest workforce-related challenges. Concorde’s programs, geographic footprint, solid leadership team, exemplary faculty and staff, diverse student body, tight industry alignment, and strong alumni network make this acquisition a great fit. I also look forward to welcoming Jami Frazier and her talented team to the company. Under Jami’s leadership, UTI’s first step into healthcare will serve as a solid cornerstone for some of our key future growth and diversification efforts.”

With the addition of the Concorde brand and its portfolio of programs and campuses, Universal Technical Institute will significantly expand upon its already announced growth and diversification plans. In fiscal 2022, Universal Technical Institute completed the acquisition of MIAT College of Technology, which brought 2 campuses and 8 unique programs. Additionally, Universal Technical Institute is opening new campuses in Miramar, Florida., and Austin, Texas and is further expanding its welding programs to 2 additional locations during the fiscal year. Upon completion of the Concorde acquisition, the company will serve over 20,000 students across 14 states and 312 locations. Once completed, the acquisition will add Concorde Career Colleges to Universal Technical Institute, Inc.’s brand family, which currently includes Universal Technical Institute, Motorcycle Mechanics Institute, Marine Mechanics Institute, NASCAR Technical Institute, and MIAT College of Technology.

“Universal Technical Institute’s brands have a great reputation with both employers and students in transportation and skilled trades. Concorde Career Colleges has a strong reputation in healthcare education, making this an excellent combination for addressing the nation’s skills gap,” said Concorde CEO Jami Frazier. “I am looking forward to the opportunity to join this organization and become one of the preeminent educational providers in the country.”

“We are excited about the opportunity to add Concorde and their healthcare programs to the Universal Technical Institute portfolio,” said Universal Technical Institute’s CFO Troy Anderson. “The $50 million purchase price provides a compelling enterprise value to adjusted EBITDA multiple and an opportunity to significantly increase our shareholder value. With the addition of Concorde and the broadening of our program offerings, we will accelerate Universal Technical Institute’s revenue, profitability, and cash flow growth over the next several years. We expect the transaction to close during the first half of fiscal 2023, subject to regulatory approvals and other customary closing conditions.”

[2]	Encompasses 12 UTI campuses, 2 MIAT campuses, and 17 Concorde campuses post-close.

Universal Technical Institute will post an updated presentation regarding its growth and diversification strategy on its investor relations website. The company will provide further commentary on the Concorde acquisition during the Second Quarter Fiscal Year 2022 Results conference call it will be hosting tomorrow at 4:30 pm Eastern Daylight Time.

Non-GAAP Measures

For internal reporting purposes, Concorde defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization and adjusted for items not considered part of the company’s normal recurring operations. Adjusted EBITDA is a non-GAAP financial measure which is provided to supplement, but not substitute for, the most directly comparable GAAP measure. We choose to disclose this non-GAAP financial measure for Concorde because it provides an additional performance measure. Universal Technical Institute defines estimated adjusted EBITDA margin as estimated adjusted EBITDA over estimated revenue. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or any other measures derived in accordance with GAAP as a measure of operating performance or profitability.

About Universal Technical Institute, Inc.

Founded in 1965 and headquartered in Phoenix, Universal Technical Institute’s (NYSE: UTI) mission is to serve our students, partners, and communities by providing quality education and support services for in-demand careers. Approximately 250,000 students have graduated from one of Universal Technical Institute’s 14 campuses located across Arizona, California, Florida, Illinois, Michigan, North Carolina, Pennsylvania, New Jersey, and Texas. Universal Technical Institute’s campuses are accredited by the Accrediting Commission of Career Schools and Colleges (ACCSC), while its employer-aligned technical training programs are offered under four brands: Universal Technical Institute, Motorcycle Mechanics Institute / Marine Mechanics Institute, NASCAR Technical Institute, and MIAT College of Technology. The company is headquartered in Phoenix, Arizona. For more information, visit www.uti.edu, or follow on LinkedIn @UniversalTechnicalInstitute and on Twitter @news_UTI.

About Concorde Career Colleges

Concorde Career Colleges operates 17 campuses across eight states under the brands Concorde Career College and Concorde Career Institute, focused on preparing America’s next generation of health care and dental professionals for rewarding careers. The Concorde Career Colleges blended education model combines online coursework with in-person lab classes and clinical experiences. Concorde Career Colleges’ 20 student-focused academic programs and personalized support prepare graduates for in-demand careers in nursing, dental, respiratory, diagnostic, and other health care roles. The schools operated by Concorde Career Colleges are accredited by either the Accrediting Commission of Career Schools and Colleges (ACCSC) or the Council on Occupational Education (COE).

Forward-Looking Statements

All statements contained in this press release, other than statements of historical fact, are “forward-looking” statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended). These forward-looking statements which address Universal Technical Institute, Inc.’s (“UTI”) expected future business and financial performance may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “will,” the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) UTI’s belief that the acquisition will serve as a cornerstone for its key future growth and diversification efforts; (2) UTI’s ability to integrate Concorde’s healthcare programs into its portfolio of educational offerings; (3) UTI’s anticipated expansion efforts; (4) UTI’s expectation of increasing shareholder value; and (5) UTI’s expectation of accelerating its revenue, profitability and cash flow over the next several years. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on UTI’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of UTI’s control. UTI’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect UTI’s actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or modified campuses or instruction, potential increased competition, impacts related to the COVID-19 pandemic, changes in demand for the programs UTI offers, increased investment in management and capital resources, the effectiveness of UTI student recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic and political conditions, the adoption of new accounting standards, and other risks that are described from time to time in UTI’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company’s filings with the SEC. Any forward-looking statements made by UTI in this press release are based only on information currently available to UTI and speak only as of the date on which it is made. UTI expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions, or circumstances, or otherwise.